EXHIBIT 16





                                                                November 5, 2001


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on October 30, 2001, to be filed by our former client, Universal Express, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

                                                   Very truly yours,



                                                   /s/ FELDMAN, SHERB & CO.,P.C.
                                                   -----------------------------
                                                   Feldman, Sherb & Co., P.C.